3 May 2018	Our Ref: JB/mm/A5303-A00841
Axalta Coating Systems Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Dear Sirs
AXALTA COATING SYSTEMS LTD.
We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with a registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 May 2018 (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933 (as amended) (the “Securities Act”) of 11,925,000 common shares, par value US$1.00 per share (the “Common Shares”), issuable pursuant to the Plan (as defined in Schedule 1) of Axalta Coating Systems Ltd. (the "Company").
For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.
In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.
We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.
Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that:

1.
The Company is an exempted company duly incorporated under the Companies Act 1981 (as amended) (the "Companies Act") and validly exists as a company limited by shares in Bermuda. Based solely on the Certificate of Compliance referred to in Schedule 1, the Company is in good standing under the laws of Bermuda.

2.	When issued and paid for in accordance with the terms of the Plan, the Common Shares will have been duly authorised and validly issued, fully paid and non-assessable.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is addressed to you in connection with the registration of the Common Shares and is not to be relied upon in respect of any other matter. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement, to be filed on the date of this opinion, and we hereby consent thereto.
This opinion shall be construed in accordance with the laws of Bermuda.
Yours faithfully

/s/ Taylors

Taylors

Taylors
Park Place, 55 Par-la-Ville Road, Third Floor, Hamilton HM 11, Bermuda
+1 441 242 1500

19306302.2 A5303.A00841

TAYLORS

SCHEDULE 1
LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 24 August 2012, Memorandum of Association as registered on 24 August 2012, Second Amended and Restated Bye-laws adopted on 2 May 2018 (the "Bye-laws") and register of directors and officers of the Company dated 2 May 2018, copies of which have been provided to us by the assistant secretary of the Company (together the "Company Records").

2.	A Certificate of Compliance dated 2 May 2018 issued by the Registrar of Companies in relation to the Company (the "Certificate of Compliance").

3.	Copies of:

(a)	minutes of a meeting of the directors of the Company held on 31 July 2013;

(b)	written resolutions of the members of the Company dated 31 July 2013;

(c)	minutes of a meeting of the directors of the Company held on 19 August 2014;

(d)	resolutions approved at a meeting of the directors of the Company held on 22 October 2014; and

(e)	minutes of a meeting of the directors of the Company held on 21 February 2018,
(together, the "Resolutions").

4.	A copy of the Axalta Coating Systems Ltd. Amended and Restated 2014 Incentive Award Plan (the “Plan”).

TAYLORS

SCHEDULE 2
ASSUMPTIONS

1.
There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Registration Statement and the Plan and, insofar as any obligation expressed to be incurred under the Registration Statement and the Plan is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.
The Plan constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than Bermuda).

3.
The choice of the laws of the jurisdiction selected to govern the Plan has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than Bermuda).

4.
All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement and the Plan outside Bermuda to ensure the legality, validity and enforceability of the Registration Statement and the Plan have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

5.
The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Registration Statement and the Plan are genuine and are those of a person or persons given power to execute the Registration Statement and the Plan under the Resolutions.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals. The Registration Statement and the Plan conform in every material respect to the latest drafts of the same produced to us.

6.	The Memorandum of Association and Bye-laws reviewed by us are the memorandum of association and bye-laws of the Company in force at the date hereof.

7.	The Certificate of Compliance is complete, true and accurate as at the date of this opinion.

8.	The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws of the Company to be recorded therein are so recorded.

9.
There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Registration Statement and the Plan or restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

10.	The Resolutions:

a.
were duly adopted at duly convened and quorate meetings of the Board of Directors and the members and such meetings were held and conducted in accordance with the Memorandum or Association and Bye-laws of the Company; or

b.
have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by or on behalf of each member in respect of the member resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

11.	The Resolutions remain in full force and effect and have not been revoked or varied.

12.	There is no provision of any award agreement granted pursuant to the Plan which would have any implication in relation to the opinions expressed herein.

TAYLORS

13.	Upon the issue of any Common Shares, the Company will receive consideration (in cash or services) which shall be equal to at least the par value thereof.

14.	On the date of issue of any of the Common Shares the Company will have sufficient authorised but unissued common shares.

15.	The Common Shares will be listed on an appointed stock exchange, as defined in the Companies Act.

TAYLORS

SCHEDULE 3
QUALIFICATIONS

1.	We express no opinion upon any provisions in the Registration Statement and the Plan which contains a reference to any law or statute that is not a Bermudian law or statute.

2.
We express no opinion with respect to the issue of the Common Shares pursuant to any provision of the Plan that purports to obligate the Company to issue such Common Shares following the commencement of a winding up of the Company.

3.
Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Registration Statement and the Plan nor upon matters of fact or the commercial terms of the transactions contemplated by the Registration Statement and the Plan.

4.
"Non-assessability" is not a legal concept under Bermuda law. Reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be:

a.	obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and

b.
bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

5.
We are neither experts within the meaning of Section 11 of the Securities Act nor are we in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.